UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2021

RANPAK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7990 Auburn Road
Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Ranpak Holdings Corp. (the “Company”) held on Wednesday, May 26, 2021, the Company’s shareholders approved an amendment to the Ranpak Holdings Corp. 2019 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock authorized for issuance under the Plan by 9,000,000, for a total of 13,118,055 shares (such plan, the “Amended Plan”). The Amended Plan had previously been approved by the Company’s Board of Directors (the “Board”), subject to shareholder approval.

The Amended Plan provides for grants of stock options (both nonqualified and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards and other cash- and stock-based awards to the Company’s employees, consultants and directors.

The principal features of the Amended Plan are described in detail under “Proposal 2” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”). The description of the principal features of the Amended Plan included in the Proxy Statement is incorporated by reference in this Current Report on Form 8-K.

In connection with the Company’s shareholders approving the Amended Plan, certain of the Company’s executive officers and key employees, including Omar Asali, Michael Jones and Eric Laurensse, received a grant of long-term incentive performance restricted stock unit awards (“LTIP PRSUs”) in the following target stock unit amounts: (i) Mr. Asali – 960,000, (ii) Mr. Jones – 240,000 and (iii) Mr. Laurensse – 140,000. The LTIP PRSUs and the form of LTIP PRSU Award Agreement had previously been approved by the Board on March 3, 2020 subject to shareholder approval of the Amended Plan. One-third of the LTIP PRSUs are eligible to vest on each of January 1, 2024, January 1, 2025 and January 1, 2026 based on the achievement of performance against pre-established performance metrics during the one-year period immediately preceding the vesting date, subject to continued employment on each such vesting date. The LTIP PRSUs will be eligible to vest in an amount between 0% and 300% of the target number of LTIP PRSUs.

The foregoing description of the principal features of the Amended Plan and LTIP PRSUs are qualified in their entirety by reference to the full text of the Amended Plan and the form of Long-Term PRSU Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference in this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 26, 2021, Ranpak Holdings Corp. held its annual meeting of stockholders.

Proposal 1 – Election of Directors

The Class II directors proposed by management were elected with a tabulation of votes to the nearest share as shown below. The directors also had broker non-votes totaling 1,314,563.

	For	Withheld
Thomas F. Corley	45,495,977	16,973,540
Michael A. Jones	51,390,879	11,078,638
Robert C. King	51,875,430	10,594,087

Proposal 2 – Approval of Amendment to the Company’s 2019 Omnibus Incentive Plan

The amendment to the Company’s 2019 Omnibus Incentive plan was approved by stockholders based upon the following votes, where abstentions have the same effect as with votes against the proposal. The proposal also had broker non-votes totalling 1,314,563.

For	Against	Abstain
51,151,197	11,314,979	3,341

Proposal 3 –Ratification of Appointment of Independent Registered Public Accounting Firm

The earlier appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year was approved by stockholders with 63,578,246 shares voted in favor, 205,474 shares voted against and 360 shares abstained.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Ranpak Holdings Corp. 2019 Omnibus Incentive Plan
10.2	Form of Long-Term Performance Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranpak Holdings Corp.

Date:	May 26, 2021	By:	/s/ William Drew
			Name:	William Drew
			Title:	Chief Financial Officer